                                                                    EXHIBIT 4.1


THE SECURITIES REPRESENTED BY THIS NOTE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.


                          CONVERTIBLE PROMISSORY NOTE

                                                       $
-------- ---, ---------------                           -----------------------

         FOR VALUE RECEIVED, WebMD Corporation, a corporation organized under the laws of the State of Delaware (hereinafter called the "COMPANY") hereby promises to pay to the order of ______________________ (the "HOLDER") the principal amount of _________________________ ($___________) on ________ __,
200_ (the "MATURITY DATE") and to pay interest on the outstanding principal balance hereof at the rate of ____ percent (__%) per annum from the date hereof until such principal balance is paid in full. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which interest is payable. The Company may prepay all or any portion of the principal amount of this Convertible Promissory Note (hereafter, this "Note") and any interest accrued thereon at any time prior to the Maturity Date. Interest shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable (or has been fully prepaid) hereunder. All payments of principal and interest (to the extent not converted into shares of the Company's common stock, par value $.0001 per share ("COMMON STOCK"), in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at the address of Holder set forth above or as Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. This Note is being issued by the Company pursuant to the ____________ Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of _______ ___, ___________, between Medical Manager Health Systems, Inc. ("MEDICAL MANAGER"), Holder, and ____________________________ (the "SHAREHOLDER"). Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Purchase Agreement.

         1.       CONVERSION BY THE COMPANY.

                  (A) CONVERSION PRICE AND CONVERSION PROCEDURE. The Company may, at its sole option, commencing on the date which is _____ (__) months from the date hereof and ending on the Maturity Date (the "Conversion Period"), convert all (but not part) of the then outstanding principal amount of this Note and any accrued interest payable thereon (such event, the "Conversion"), into a number of fully paid and non-assessable shares of Common Stock (the "Conversion Shares") equal to the number derived by dividing the outstanding principal amount of this Note (excluding any accrued interest payable thereon) at the time of the Conversion by the Conversion Price (defined below). Effective upon the Conversion, any unpaid interest that had accrued under this Note on the principal amount to be converted shall automatically be deemed paid upon issuance of the Conversion Shares. The "Conversion Price" shall be (i) the average closing sale price of a share of Common Stock as quoted on the NASDAQ Stock Market ("NASDAQ") (or if NASDAQ is not the principal trading market for the Common Stock, the average closing sale price on the principal securities exchange where such security is listed) for the five (5) trading days immediately preceding the Conversion Date (defined below), as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) multiplied by (ii) ______.

In order to effectuate the Conversion, the Company shall deliver the Notice attached hereto as Exhibit A (the "Notice of Conversion") (which must be fully completed and executed) to the Holder during the Conversion Period. Upon delivery of the Notice of Conversion by the Company to the Holder, this Note shall automatically cease to evidence the obligation of the Company to repay the outstanding principal amount and the accrued interest thereon and shall instead evidence the Conversion Shares. As promptly as practicable after the delivery of the Notice of Conversion, the Holder shall surrender this Note. Within three (3) business days after the surrender of this Note, the Company shall deliver or cause to be delivered to the Holder, at the address indicated herein, a certificate(s) evidencing the Conversion Shares. If a certificate or certificates for the Conversion Shares are to be issued in the name of a person or entity other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. Notwithstanding anything to the contrary contained herein, the Notice of Conversion shall be delivered only by facsimile or personal delivery.

                  (B) NO FRACTIONAL SHARES. No fraction of a share of Common Stock shall be issued upon the Conversion. In lieu of any such fractional shares, the Holder shall receive an amount in cash equal to the amount of (i) the Conversion Price multiplied by (ii) the fractional interest of a share of Common Stock to which the Holder would otherwise be entitled.

                  (C) CONVERSION DATE. The "Conversion Date" shall be the date upon which the Notice of Conversion is delivered. The Holder shall be treated for all purposes as the record holder of the Common Stock as of the Conversion Date.

                  (D) MERGER, CONSOLIDATION, ETC. Notwithstanding anything to the contrary contained in this Note, the right to effectuate the Conversion will not be exercisable at any time when the securities to be issued in such Conversion are not traded on NASDAQ, the American Stock Exchange or the New York Stock Exchange. If, at any time prior to the Maturity Date and prior to the Conversion, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another


                                       2
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class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company, pursuant to which the shareholders of the Company receive securities of another Company in exchange for their Common Stock (each, a "Business Combination Transaction"), then for purposes of the Conversion, "Common Stock" shall refer to the type of securities for which the Common Stock is exchanged; provided, however, that such securities are publicly traded on NASDAQ, the American Stock Exchange or the New York Stock Exchange at the time of the Conversion.

         2. RIGHT OF OFFSET. Notwithstanding anything to the contrary set forth herein, from the date hereof until the Maturity Date, the payment and performance of the indebtedness evidenced by this Note may be offset by Company to the extent Medical Manager or its Affiliates are entitled to recover Indemnifiable Damages from the Holder or Shareholder pursuant to the Agreement. Prior to exercising the right of offset, Company shall provide Holder ten (10) days notice of a claim for Indemnifiable Damages and shall exercise the right of offset only if such claim remains after such period. Notwithstanding anything to the contrary herein, no interest shall be payable or accrue on the outstanding principal amount of this Note with respect to the amount of any Indemnifiable Damages.

         3. REPRESENTATIONS OF HOLDER. The Holder is acquiring the Note hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of the Note, except in compliance with applicable state and federal securities laws. The Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. The Holder has such knowledge and experience in financial and business matters and it is capable of evaluating the risks of an investment in the Note and has had the opportunity to discuss the transactions contemplated hereby with Medical Manager and the Company and has had the opportunity to obtain such information pertaining to the Company and its Affiliates as has been requested, including but not limited to filings made by the Company with the SEC under the Exchange Act. The Holder hereby represents that it can bear the economic risk of losing the investment in the Note and has adequate means for providing for current financial needs and contingencies. The Holder acknowledges receiving the Company's most recent annual report on Form 10-K, the Annual Report to shareholders and all reports required to be filed under Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act since the filing of the form 10-K within a reasonable time period prior to the date hereof.

         4.       MISCELLANEOUS PROVISIONS.

                  (A) NO WAIVER. No waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Holder. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (B) NOTICES. Except as set forth in Section (1)(a), any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight


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delivery service) or by facsimile, and shall be effective five days after being placed in the mail, if mailed, upon receipt or refusal of receipt, if delivered personally or by courier, upon receipt of a facsimile confirmation sheet if delivered by facsimile, by facsimile, in each case addressed to a party. The addresses for such communications shall be as set forth below or such other address or facsimile as is communicated to the Company or the Holder by notice in accordance with the terms hereof:


                           IF TO THE COMPANY:

                           ----------------------

                           ----------------------

                           ----------------------
                           Attention:
                                     ------------
                           Facsimile:
                                     ------------


                           WITH COPY TO:

                           ----------------------

                           ----------------------

                           ----------------------
                           Attention:
                                     ------------
                           Facsimile:
                                     ------------


                           IF TO HOLDER:

                           ----------------------

                           ----------------------

                           ----------------------
                           Attention:
                                     ------------
                           Facsimile:
                                     ------------


                           WITH COPY TO:

                           ----------------------

                           ----------------------

                           ----------------------
                           Attention:
                                     ------------
                           Facsimile:
                                     ------------

                  (C) AMENDMENT. This Note may be amended only by an instrument in writing signed by the Company and the Holder.

                  (D) BINDING NATURE; ASSIGNABILITY. This Note shall be binding upon the Company and its successors and assigns. This Note is not assignable by the Holder without the prior written consent of the Company.


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


                  (E) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York (without regard to principles of conflict of laws). The Company and Holder irrevocably consent to the jurisdiction of the United States federal courts and state courts located in New York County, New York in any suit or proceeding based on or arising under this Note, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

                  (F) JURY TRIAL WAIVER. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE PARTIES ACKNOWLEDGE THAT EACH OF THEM HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.


                  IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.


                                    WEBMD CORPORATION


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------



Acknowledged and Agreed to:

HOLDER


------------------------------


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


                                                                      EXHIBIT A


                              NOTICE OF CONVERSION


         WebMD Corporation, a Delaware corporation (the "Company") hereby irrevocably elects to convert (the "Conversion") the entire outstanding principal amount of the Note, plus accrued interest payable thereon (defined below) into shares of Common Stock, par value $.0001 per share ("COMMON STOCK"), of the Company according to the conditions of the Convertible Promissory Note of the Company dated as of _________________ (the "NOTE"). As a result of the Conversion, _____ shares of Common Stock (the "CONVERSION SHARES") have been issued by the Company in favor of the Holder.

         The number of shares of Common Stock has been calculated as follows:


            Outstanding Principal Amount of the Note               $
                                                                    ------------------
            / Conversion Price  =                                  $
                                                                    ------------------
            Shares of Company Common Stock
                                                                    ------------------

Pursuant to Section 1(a) of the Note, the Company is not required to issue a certificate for the shares of Common Stock until the original Note being converted hereby is received by the Company. The Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth above not later than three (3) business days following the receipt of the original Note to be converted hereby. If a certificate or certificates for the Conversion Shares are to be issued in the name of a person or entity other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for the Conversion, except for transfer taxes, if any.


                                    WEBMD CORPORATION



                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                      A-1